EXHIBIT 77Q1

August 11, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read and agree with Attachment 77K of the Seligman LaSalle Real Estate Fund Series, Inc. (Commission File No. 811-21365) Form N-SAR dated June 30, 2009, and have the following comments:

         1.  We agree with the statements made in paragraphs 1, 2 and 3.

         2. We have no basis on which to agree or disagree with the statements made in paragraph 4.

Yours truly,

/s/ DELOITTE & TOUCHE LLP